Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-64102

     PROSPECTUS SUPPLEMENT
     TO PROSPECTUS DATED SEPTEMBER 24, 2001


                              E*TRADE GROUP, INC.

           $325,000,000 6.75% Convertible Subordinated Notes Due 2008
                                                   and
          Shares of Common Stock Issuable Upon Conversion of the Notes


          The information contained in the table appearing under the heading "Selling Securityholders" on pages 40-42 of the prospectus with respect to the selling securityholders named below is hereby amended as follows:

                                                                                                 Number of    Number of
                                                           Principal                             Shares of    Shares of   Percentage
                                              Principal      Amount    Percentage  Number of      Common        Common     of Common
                                  Principal   Amount of    of Notes     of Notes    Shares of      Stock          Stock      Stock
                                  Amount of     Notes        Owned       Owned       Common      Registered     Owned        Owned
                                    Notes     Registered     After       After       Stock        for Sale       After       After
                                Beneficially   for Sale    Offering    Offering    Beneficially    Hereby       Offering   Offering
Name of Selling Securityholder    Owned        Hereby         (1)         (1)      Owned (2)       (1)(2)      (1)(2)      (1)(2)(3)
------------------------------  ------------  ----------   ---------   ----------  ------------  ----------   ----------  ----------
Deutsche Banc Alex Brown Inc.    10,000,000   10,000,000          --          *         915,332     915,332          --          *

J.P. Morgan Securities Inc.      13,890,000   13,890,000          --          *       1,271,396   1,271,396          --          *

McMahan Securities Co. L.P.          60,000      60,000           --          *           5,492       5,492          --          *

Other holders of notes or
future transferees, pledgees,
donees or successors of any
holders(4)                        3,295,000    3,295,000          --          *         301,602     301,602          --          *


          Investing in our notes and common stock involves risks. See "Risk Factors" included in the prospectus beginning on page 4 of the prospectus.

                        -------------------------------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                        -------------------------------





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           The date of this prospectus supplement is January 15, 2002